Exhibit 99.1

PRESS RELEASE

Contact:	Investors/Media:
Kite Realty Group Trust	Financial Relations Board
Dan Sink	John Waelti
Chief Financial Officer	(312) 640-6760
(317) 577-5609	jwaelti@frbir.com
dsink@kiterealty.com

Kite Realty Group Trust Announces
Third Quarter 2006 Financial Results

Indianapolis, Ind., November 6, 2006 – Kite Realty Group Trust (NYSE: KRG) (“the Company”) today announced results for the quarter ended September 30, 2006.  Financial statements and exhibits attached to this release include results for the three and nine months ended September 30, 2006 and September 30, 2005.

Third Quarter Highlights

•	Funds From Operations (FFO) for the quarter of $11.4 million, an increase of 35% over the same period in 2005

•	FFO of $0.30 per diluted share

•	Total revenues for the quarter of $33.1 million, an increase of 38% over the same period in 2005

•	Announced strategic partnership with Prudential Real Estate Investors

Financial and Operating Results

For the three months ended September 30, 2006, Funds from Operations (FFO), a widely accepted supplemental measure of REIT performance established by the National Association of Real Estate Investment Trusts, for the Kite Portfolio was $11.4 million, or $0.30 per diluted share, compared to $8.4 million, or $0.30 per diluted share, for the same period in 2005.  The average number of diluted shares and units outstanding was 37,383,601 for the quarter ended September 30, 2006 and 27,871,048 for the quarter ended September 30, 2005.  The increased number of shares reflects the Company’s follow-on stock offering in October 2005, the proceeds of which were used to finance development activities and pay down debt.  The Company’s allocable share of diluted FFO was $8.8 million for the quarter ended September 30, 2006, compared to the Company’s allocable share of $5.8 million for the quarter ended September 30, 2005.

For the nine months ended September 30, 2006, FFO for the Kite Portfolio was $31.5 million, or $0.84 per diluted share, compared to $24.1 million, or $0.87 per diluted share, for the same period in 2005.  The average number of diluted shares and units outstanding was 37,341,949 for the nine months ended September 30, 2006 and 27,717,151 for the nine months ended September 30, 2005. The Company’s allocable share of diluted FFO was $24.3 million for the nine months ended September 30, 2006 compared with the Company’s allocable share of $16.7 million for the same period in 2005.

Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO is helpful to investors when measuring operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains (or losses) from sales of operating properties and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. A reconciliation of net income to FFO is included in the attached table.

The Company’s total revenue for the third quarter of 2006 increased 38% to $33.1 million from $24.0 million for the same period in 2005.  The Company’s net income was $3.2 million for the third quarter of 2006, compared to $2.0 million for the third quarter of 2005.

The Company’s total revenue for the first nine months of 2006 increased 41% to $92.4 million from $65.5 million for the same period in 2005.  The Company’s net income was $6.5 million for the first nine months of 2006, compared to $5.5 million for the same period in 2005.

 “We are pleased to report continued solid results across all areas of our business,” said John A. Kite, President and Chief Executive Officer.  “Our development pipeline is robust and expanding as we continue to add new development projects.  Our new partnership with Prudential Real Estate Investors will provide us with an opportunity to grow our development activities while deferring the need for significant equity contributions until projects become operational.”

Operating Portfolio

As of September 30, 2006, the Company owned interests in 46 retail operating properties totaling approximately 7.8 million square feet, including an additional phase of its Stoney Creek Commons property in Indianapolis, Indiana, which was added to the operating portfolio in September 2006.  The owned gross leasable area (“GLA”) in the Company’s retail operating portfolio was 93.6% leased at quarter end, compared to 93.0% leased as of the end of the prior quarter.  In addition, the Company owned four commercial operating properties totaling 562,652 square feet and a related parking garage.  As of September 30, 2006, the owned net rentable area of the commercial operating portfolio was 96.9% leased, equal to the percentage leased as of the end of the prior quarter.

Development Activities

As of September 30, 2006, the Company owned interests in 11 retail properties under development that are expected to total approximately 1.6 million square feet.  Approximately 588,000 square feet are anticipated to be owned by the Company.  The remaining square footage will be owned by anchors upon completion of the developments.  The total estimated cost of these projects is $165 million, of which approximately $108 million had been incurred as of September 30, 2006.  Approximately 70% of the owned GLA at properties in the development pipeline is currently leased or in various stages of lease negotiations.

On September 25, 2006, the Company announced it had entered into an agreement (“the Venture”) with Prudential Real Estate Investors (“PREI”) to pursue joint venture opportunities for the development and selected acquisition of community shopping centers in the United States.  PREI entered into the agreement on behalf of its institutional investors.  The Venture intends to develop and/or acquire up to $1.25 billion of well-positioned community shopping centers in strategic markets in the United States.  Under the terms of the Venture agreement, the Company has agreed to present to PREI opportunities to develop or acquire community shopping centers, each with estimated project costs in excess of $50 million.  It is expected that equity capital contributions of up to $500 million would be made to the Venture for qualifying projects. Contributions would be made on a project-by-project basis with PREI contributing 80% and the Company contributing 20% of the equity capital.  Equity capital has not been committed by either party at this time.  The parties anticipate capital contributions to be required at or near the time of development stabilization or at the time a property acquisition is identified in the future.  The Company will generate fee income from managing any shopping centers developed or acquired under this arrangement and will receive additional fees for development, leasing and construction management services.  The Company will also have the opportunity to earn performance-based incentives.

The Company’s Parkside Town Commons development near Raleigh, North Carolina is the first project that the Company intends to pursue in the joint venture with PREI.  Parkside Town Commons is a mixed-use development which is expected to include approximately 750,000 square feet of retail space and an estimated project cost of approximately $118 million.

During the third quarter of 2006, construction commenced on Bayport Commons in Oldsmar, Florida, a suburb of Tampa.  The Company subsequently transferred this property to the current development pipeline.  This development has a projected total cost of approximately $25 million and will include approximately 281,100 square feet of total GLA (92,300 square feet of Company-owned GLA) and three outparcels.  Target has purchased a pad and is constructing a Super Target to anchor this center.

During the third quarter of 2006, the Company executed 26 new leases for 128,500 square feet of GLA, including leases with PetSmart at Traders Point and Ross Stores at Gateway Shopping Center.

Distributions

On August 3, 2006, the Board of Trustees declared a quarterly cash distribution of $0.195 per common share for the quarter ended September 30, 2006 to shareholders of record as of October 5, 2006. This distribution, which was paid on October 17, 2006, represents a four percent increase compared to the prior quarter.

On November 2, 2006, the Board of Trustees declared a quarterly cash distribution of $0.195 per common share for the quarter ended December 31, 2006 to shareholders of record as of January 5, 2007.  This distribution will be paid on January 16, 2007.

Earnings Guidance

The Company is providing revised FFO guidance for the fiscal year ended December 31, 2006 in the range of $1.15 to $1.17 per diluted share.  Following is a reconciliation of the calculation of net income per share to FFO per share:

Guidance Range for 2006	Low	High

Net income per share	$0.27	$0.29
Limited Partners’ interests in Operating Partnership	0.08	0.08
Loss on sale of operating property	0.01	0.01
Depreciation and amortization of consolidated entities	0.78	0.78
Depreciation and amortization of unconsolidated entities	0.01	0.01

Funds From Operations	$1.15	$1.17

Earnings Conference Call

Management will host a conference call on Monday, November 6, 2006, at 1:30 p.m. EST to discuss financial results for the quarter ended September 30, 2006.  A live webcast of the conference call will be available online on the Company’s corporate website at www.kiterealty.com.  The dial-in numbers are (877) 407-8035 for domestic callers and (201) 689-8035 for international callers.  After the live webcast, the call will remain available on Kite Realty Group Trust’s website through February 7, 2007.  In addition, a telephonic replay of the call will be available until December 6, 2006.  The replay dial-in numbers are (877) 660-6853 for domestic callers and (201) 612-7415 for international callers.  Please use account number 286 and reservation code 217301 for the telephonic replay.

About Kite Realty Group Trust

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust focused primarily on the development, construction, acquisition, ownership and operation of high quality neighborhood and community shopping centers in selected growth markets in the United States.  The Company owns interests in a portfolio of operating retail properties, retail properties under development, operating commercial properties, a related parking garage, and parcels of land that may be used for future development of retail or commercial properties.

Safe Harbor

Certain statements in this document that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the ability of tenants to pay rent; the competitive environment in which the Company operates; financing risks; property management risks; the level and volatility of interest rates; financial stability of tenants; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition, disposition, development and joint venture risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, which discuss these and other factors that could adversely affect the Company’s results.  The Company undertakes no obligation to publicly update or revise these forward-looking statements (including the FFO estimate), whether as a result of new information, future events or otherwise.

###

Kite Realty Group Trust
Consolidated Balance Sheets
(Unaudited)

	September 30, 2006	December 31, 2005

Assets:
Investment properties at cost:
Land	$191,122,886	$172,509,684
Land held for development	19,034,512	51,340,820
Buildings and improvements	560,470,407	485,129,649
Furniture, equipment and other	5,458,042	5,675,980
Construction in progress and other	196,016,436	65,903,868

	972,102,283	780,560,001
Less accumulated depreciation	(58,933,666)	(41,825,911)

	913,168,617	738,734,090
Cash and cash equivalents	21,271,444	15,208,835
Tenant receivables, including accrued straight-line rent of $4.2 million and $3.3 million, respectively, net of allowance for bad debts	13,102,056	11,302,923
Other receivables	10,267,549	6,082,511
Investments in unconsolidated entities at equity	1,163,902	1,303,919
Escrow deposits	9,136,113	6,718,198
Deferred costs, net	19,642,799	17,380,288
Prepaid and other assets	4,305,182	2,499,042

Total Assets	$992,057,662	$799,229,806

Liabilities and Shareholders’ Equity:
Mortgage and other indebtedness	$571,029,648	$375,245,837
Accounts payable and accrued expenses	30,197,252	30,642,822
Deferred revenue and other liabilities	35,325,539	25,369,152
Minority interest	4,318,257	4,847,801

Total Liabilities	640,870,696	436,105,612
Commitments and contingencies
Limited Partners’ interests in operating partnership	79,358,294	84,244,814
Shareholders’ Equity:
Preferred Shares, $.01 par value, 40,000,000 shares authorized, no shares issued and outstanding	—	—
Common Shares, $.01 par value, 200,000,000 shares authorized, 28,838,534 shares and 28,555,187 shares issued and outstanding, respectively	288,385	285,552
Additional paid in capital	290,987,222	288,976,563
Unearned compensation	—	(808,015)
Accumulated other comprehensive income	411,383	427,057
Accumulated deficit	(19,858,318)	(10,001,777)

Total Shareholders’ Equity	271,828,672	278,879,380

Total Liabilities and Shareholders’ Equity	$992,057,662	$799,229,806

Kite Realty Group Trust
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30

	2006	2005	2006	2005

Revenue:
Minimum rent	$17,262,427	$14,299,487	$49,506,938	$40,176,577
Tenant reimbursements	3,787,767	2,401,870	11,901,251	7,896,914
Other property related revenue	1,565,787	2,409,900	3,562,454	3,765,989
Construction and service fee revenue	10,293,822	4,793,407	27,227,754	13,473,050
Other income, net	158,632	57,759	243,820	150,217

Total revenue	33,068,435	23,962,423	92,442,217	65,462,747
Expenses:
Property operating	3,439,853	2,933,660	9,749,011	8,113,017
Real estate taxes	2,323,799	1,604,623	7,953,433	4,977,853
Cost of construction and services	7,795,070	4,320,678	22,879,759	11,620,017
General, administrative, and other	1,305,599	1,112,313	4,250,312	3,621,683
Depreciation and amortization	7,209,586	5,439,607	22,574,735	15,615,518

Total expenses	22,073,907	15,410,881	67,407,250	43,948,088

Operating income	10,994,528	8,551,542	25,034,967	21,514,659
Interest expense	(6,139,761)	(5,176,658)	(15,324,928)	(13,677,961)
Loss on sale of asset	—	—	(764,008)	—
Income tax expense of taxable REIT subsidiary	(777,600)	(232,285)	(640,584)	(232,285)
Minority interest in income of consolidated subsidiaries	(2,993)	(623,574)	(78,503)	(716,523)
Equity in earnings of unconsolidated entities	72,261	76,385	221,983	278,736
Limited Partners’ interests in the continuing operations of the Operating Partnership	(936,782)	(798,408)	(1,926,356)	(2,192,785)

Income from continuing operations	3,209,653	1,797,002	6,522,571	4,973,841
Operating income from discontinued operations, net of Limited Partners’ interests	—	185,239	—	573,999

Net income	$3,209,653	$1,982,241	$6,522,571	$5,547,840

Income per common share - basic:
Continuing operations	$0.11	$0.09	$0.23	$0.26
Discontinued operations	—	0.01	$—	$0.03

	$0.11	$0.10	$0.23	$0.29

Income per common share - diluted:
Continuing operations	$0.11	$0.09	$0.23	$0.26
Discontinued operations	—	0.01	$—	$0.03

	$0.11	$0.10	$0.23	$0.29

Weighted average common shares outstanding - basic	28,824,698	19,151,910	28,696,534	19,149,495

Weighted average common shares outstanding - diluted	28,979,356	19,289,737	28,830,042	19,262,229

Dividends declared per common share	$0.1950	$0.1875	$0.5700	$0.5625

Kite Realty Group Trust
Funds From Operations
For the Three and Nine Months Ended September 30, 2006 and 2005
(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30

	2006	2005	2006	2005

Net income	$3,209,653	$1,982,241	$6,522,571	$5,547,840
Loss on sale of asset, net of tax	—	—	458,405	—
Add Limited Partners’ interests in income	936,782	881,407	1,926,356	2,446,166
Add depreciation and amortization of consolidated entities and discontinued operations, net of minority interest	7,129,692	5,531,581	22,308,695	15,895,620
Add depreciation and amortization of unconsolidated entities	99,680	50,534	301,350	199,165

Funds From Operations of the Kite Portfolio (1)	11,375,807	8,445,763	31,517,377	24,088,791
Less Limited Partners’ interests in Funds From Operations	(2,560,851)	(2,609,741)	(7,184,226)	(7,371,170)

Funds From Operations allocable to the Company (1)	$8,814,956	$5,836,022	$24,333,151	$16,717,621

Basic FFO per share of the Kite Portfolio	$0.31	$0.30	$0.85	$0.87

Diluted FFO per share of the Kite Portfolio	$0.30	$0.30	$0.84	$0.87

Basic weighted average common shares outstanding	28,824,698	19,151,910	28,696,534	19,149,495

Diluted weighted average common shares outstanding	28,979,356	19,289,737	28,830,042	19,262,229

Basic weighted average common shares and units outstanding	37,228,944	27,733,221	37,208,441	27,604,417

Diluted weighted average common shares and units outstanding	37,383,601	27,871,048	37,341,949	27,717,151

(1)

 “Funds From Operations of the Kite Portfolio” measures 100% of the operating performance of the Operating Partnership’s real estate properties and construction and service subsidiaries in which the Company owns an interest.  “Funds From Operations allocable to the Company” reflects a reduction for the Limited Partners’ diluted weighted average interest in the Operating Partnership.